EXHIBIT 21

EX-21 4 dex21.htm SCHEDULE OF SUBSIDIARIES

Subsidiaries of Circor International, Inc.

I.	Subsidiaries of Circor International, Inc.

1	Circor (Jersey) Ltd., a United Kingdom Company (80% ownership)

2	Circor Aerospace, Inc., a Delaware Corporation

3	Circor Aerospace, Inc., a California Corporation

4	CIRCOR Business Trust, A Massachusetts Business Trust

5	Circor Energy Products, Inc., an Oklahoma Corporation

6	Circor Luxembourg Holdings Sarl, a Luxembourg limited liability company (32%)

7	Circor, Inc., a Massachusetts Corporation

8	Dovianus B.V., a Netherlands Corporation

9	Industria S. A., a French limited liability company

10	Leslie Controls, Inc., a New Jersey Corporation

11	Patriot Holdings, Inc., a Nevada corporation

12	Sagebrush Pipeline Equipment Co., a Oklahoma Corporation

13	Spence Engineering Company, Inc., a Delaware Corporation

14	Texas Sampling Inc., a Texas Corporation

15	U.S. Para Plate Acquisition Corp., a Delaware Corporation

II.	Subsidiaries of Circor Aerospace, Inc.:

1.	CIRCOR IP Holding Co., a Delaware Corporation

2.	Aerodyne Controls Inc., a Delaware Corporation

3.	Hoke, Inc., a New York Corporation

4.	Circor Luxembourg Holdings Sarl., a Luxembourg limited liability company (<1%)

III.	Subsidiaries of Hoke, Inc.:

1.	CIRCOR German Holdings Management GmbH, a German Closed Corporation

2.	Circor (Jersey) Ltd., a United Kingdom Company (20% ownership)

3.	Circor Instrumentation Ltd., a United Kingdom Company

4.	Dopak Inc., a Texas Corporation

IV.	Subsidiaries of Circor Energy Products, Inc.:

1.	Circor Luxembourg Holdings Sarl., a Luxembourg limited liability company (approx. 68%)

V.	Subsidiaries of Circor (Jersey), Ltd.:

1.	Circor German Holdings, LLC, a Massachusetts Limited Liability Company

VI.	Subsidiaries of Circor German Holdings, LLC:

1.	Circor German Holdings GmbH & Co. KG , a German private company

VII.	Subsidiaries of Circor German Holdings GmbH & Co. KG

1.	Hoke Handelsgesellschaft GmbH, a German Corporation

2.	Regeltechnik Kornwestheim GmbH, a German Closed Corporation

VIII.	Subsidiaries of Regeltechnik Kornwestheim GmbH:

1.	RTK Control Systems Limited, a United Kingdom Corporation

IX.	Subsidiaries of Circor Business Trust:

1.	Circor Securities Corp., a Massachusetts Corporation

X.	Subsidiaries of Circor Luxembourg Holdings, Sarl.

1.	CEP Holdings Sarl., a Luxembourg limited liability company ( 6% ownership )

2.	Circor Energy Products (Canada) ULC, an Alberta unlimited liability company

3.	Howitzer Acquisition Limited, a United Kingdom Corporation

XI.	Subsidiaries of Circor Energy Products (Canada) ULC, an Alberta unlimited liability company

1.	CEP Holdings Sarl., a Luxembourg limited liability Company ( 94% ownership )

XII.	Subsidiaries of CEP Holdings, Sarl.

1.	Pibiviesse Srl, an Italian Company

XIII.	Subsidiaries of Pibiviesse Srl:

1.	De Martin Giuseppe & Figli Srl, an Italian Company

2.	Suzhou KF Valve Co., Ltd., a Chinese Foreign Owned Enterprise

XIV.	Subsidiaries of Howitzer Acquisition Limited, a United Kingdom Corporation

1.	Hale Hamilton (Valves) Limited, a United Kingdom Corporation

XV.	Subsidiaries of Hale Hamilton (Valves) Limited, a United Kingdom Corporation

1.	Cambridge Fluid Systems Limited, a United Kingdom Corporation

2.	CFS Technology PTE Ltd, a Singapore limited Company